UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Better Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39864	85-3472546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 887-2311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2023, Better Therapeutics, Inc. (the “Company”) received deficiency letters from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement and the market value of listed securities requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires companies listed on the Nasdaq Capital Market to maintain a minimum bid price of at least $1 per share (the “Minimum Bid Price Requirement”). Nasdaq Listing Rule 5550(b)(2) requires companies listed on the Nasdaq Capital Market to maintain a minimum market value of listed securities of at least $35 million (the “MVLS Requirement”). The letters noted that, as of their date, the bid price of the Company's common stock, par value $0.0001 per share ("Common Stock") was below $1 per share and the Company's market value of listed securities was below $35 million, in each case for 30 consecutive business days.

The notifications received have no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

In accordance with Nasdaq rules, the Company has been provided 180 calendar days, or until December 13, 2023, to regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement.

To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 day compliance period. If the Company is not in compliance with the Minimum Bid Price Requirement by December 13, 2023, the Company may qualify for a second 180 calendar day compliance period.

To regain compliance with the MVLS Requirement, the Company's market value of listed securities must close at $35 million or more for a minimum of ten consecutive business days during the 180 day compliance period.

If the Company does not qualify for, or fails to regain compliance with the Minimum Bid Price Requirement during the second 180 day compliance period, or if the Company is not in compliance with the MVLS Requirement by December 13, 2023, then the Staff will provide written notice to the Company that its securities are subject to delisting, at which point the Company would have an option to appeal the delisting determination to a Nasdaq hearings panel.

The Company intends to actively monitor the closing bid price of its Commons Stock and its market value of listed securities and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement under the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Therapeutics, Inc.

Date:	June 23, 2023	By:	/s/ Mark Heinen
Mark Heinen Chief Financial Officer